Exhibit 99.1

TD Ameritrade Appoints Peter deSilva to

Senior Executive Leadership Team

September 7, 2017

Scottrade executive to lead Retail Distribution upon acquisition, playing key role in integration plans

OMAHA, Neb.— TD Ameritrade Holding Corporation (Nasdaq: AMTD) announced today that Peter deSilva will join its senior executive leadership team, the Senior Operating Committee, as president of Retail Distribution. The appointment will be effective upon TD Ameritrade’s acquisition of Scottrade Financial Services, Inc.

deSilva, who currently leads Scottrade’s retail business, has more than 30 years of financial services experience, including leadership roles in banking, wealth management, and brokerage. He joined Scottrade in February 2016 for an opportunity to serve under Founder Rodger Riney’s leadership at the highest level in the organization.

“Adding Peter deSilva to our leadership team is the right move for us as we begin work on a sizable integration,” said Tim Hockey, president and CEO of TD Ameritrade. “Our new clients and employees joining us from Scottrade will need to know that they have a voice when key decisions are made. Peter will give us a strong cultural link to Scottrade’s proud heritage that will be critical as we bring these two companies together. We’re pleased to welcome him to the team. It’s a win for employees and clients alike.”

In addition to deSilva’s appointment, TD Ameritrade is also announcing today that its current head of Retail Distribution, Tom Bradley, will be leaving the organization.

Bradley has played a considerable role in the growth and success of TD Ameritrade over a career spanning 31 years. He spent a majority of his time at the helm of the company’s Institutional business, serving the needs of independent registered investment advisors (RIAs). He built the business from the ground-up, becoming a well-known and respected RIA advocate. In 2012 he was asked to lead the Retail side of the business where his passion for client service was reflected in numerous initiatives, from a strengthened sales and service culture to the evolution of digital or “robo” guidance solutions for investors, that helped improve Retail client satisfaction and asset gathering across the firm.

“Peter and Tom are highly-qualified candidates,” Hockey continued. “They both believe in our potential as a combined company and what we want to do for our clients. It was a very difficult business decision, but it was the right one, considering the implications of the integration ahead of us, as well as the plans we have for the long-term growth of this company. What Tom has done for TD Ameritrade and, arguably, the broader wealth management industry is incredible. I’ve known him for many years, and I know he will be missed. We are grateful for his service and wish him the very best.”

Source: TD Ameritrade Holding Corporation

About TD Ameritrade Holding Corporation

Millions of investors and independent registered investment advisors (RIAs) have turned to TD Ameritrade’s (Nasdaq: AMTD) technology, people and education to help make investing and trading easier to understand and do. Online or over the phone. In a branch or with an independent RIA. First-timer or sophisticated trader. Our clients want to take control, and we help them decide how—bringing Wall Street to Main Street for more than 40 years. TD Ameritrade has time and again been recognized as a leader in investment services. Please visit TD Ameritrade’s newsroom or www.amtd.com for more information, or read our stories at Fresh Accounts.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org)/SIPC (www.SIPC.org).

Safe Harbor

This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts, stock price or any projections or expectations regarding the proposed business combination transaction between us and Scottrade Financial Services, Inc., as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to: general economic and political conditions and other securities industry risks, fluctuations in interest rates, stock market fluctuations and changes in client trading activity, credit risk with clients and counterparties, increased competition, systems failures, delays and capacity constraints, network security risks, liquidity risks, new laws and regulations affecting our business, regulatory and legal matters, the ability to obtain regulatory approvals and meet other closing conditions to the proposed transaction, including the completion of the merger between Scottrade Bank and TD Bank, N.A., on the expected terms and schedule; delay in closing the transaction; difficulties and delays in integrating the TD Ameritrade and Scottrade businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; TD Ameritrade’s and Scottrade’s businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; the inability to realize synergies or to implement integration plans and other consequences associated with mergers, acquisitions and uncertainties and other risk factors described in our latest Annual Report on Form 10-K, filed with the SEC on Nov. 18, 2016. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

TD Ameritrade Holding Corporation

For Media:

Kim Hillyer, 402-574-6523

Director, Corporate Communications

kim.hillyer@tdameritrade.com

@TDAmeritradePR

or

For Investors:

Jeff Goeser, 402-597-8464

Director, Investor Relations

jeffrey.goeser@tdameritrade.com